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                                                                   Exhibit 3.132

                                                                   F031021000456

CT-07

                            ARTICLES OF ORGANIZATION

                                       OF

                                  GroundCo LLC

             UNDER SECTION 203 OF THE LIMITED LIABILITY COMPANY LAW

FIRST:  The name of the limited liability company is GroundCo LLC

SECOND: The county within this state in which the office of the limited liability company is to be located is: Tompkins.

THIRD: The Secretary of State for the State of New York is hereby appointed agent for service of process on the LLC. The address to which the Secretary of State shall mail a copy of the service of process is CT Corporation System, 111 Eighth Avenue, NY, NY 10011

DATED this 17th day of October 2003.


                                                   /s/ John W. Casella
                                              ----------------------------------
                                John W. Casella, Vice President and Secretary of
                                          New England Waste Services of N.Y. Inc
                                                                       Organize?

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                                                                   F031021000456
CT-07

                                                             STATE OF NEW YORK
                                                            DEPARTMENT OF STATE
                                                                OCT 21 2003
                                                                [ILLEGIBLE]

                             -----------------------

                            ARTICLES of ORGANIZATION

                                       OF

                                  GroundCo LLC

          Under Section 203 of the Limited Liability Company Law of the
                                State of New York

                             -----------------------

        FILED
2003 OCT 21 PM 12:59


        Filed by: New England Waste Services of N.Y., Inc.
                  Michael J. Brennan, Vice President and General Counsel
                    23 GREENS HILL LANE
                    RUTLAND, VERMONT 05701

                                                                     [ILLEGIBLE]

      RECEIVED

2003 OCT 21 PM 12:03